Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of MP Materials Corp. of our report dated April 17, 2020, relating to the financial statements of Secure Natural Resources LLC, appearing in the Registration Statement No. 333-251239 on Form S-1 and related prospectus of MP Materials Corp.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

January 22, 2021